SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2006

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6830 (Commission File Number)	59-0874323 (IRS Employer Identification No.)

One Greenwood Square, Suite 101 3333 Street Road, Bensalem, PA (Address of Principal Executive Offices)	19020 (Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On April 7, 2006, Orleans Homebuilders, Inc. (the “Company”) entered into an Employment Agreement with Joel A. Armstrong, Executive Vice President of the Company, which became effective May 1, 2006 (the “Employment Agreement”).

Mr. Armstrong’s Employment Agreement has a term of three years and does not provide for any automatic extensions. Either the Company or Mr. Armstrong may terminate Mr. Armstrong’s employment with or without “Cause” (as such term is defined in the Employment Agreement). If the Company terminates the Employment Agreement without Cause, Mr. Armstrong is entitled to continue to receive his base salary and any bonus to which he is entitled for the lesser of 12 months or the remaining term of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Armstrong is entitled to a base salary of $600,000 per year, payable in accordance with the Company’s normal payroll practices, and a bonus of $500,000 per year, payable semi-annually. The Employment Agreement provides for four weeks of vacation during each calendar year of Mr. Armstrong’s employment with the Company. In addition, Mr. Armstrong’s Employment Agreement provides that he will be eligible to participate in the Company’s insurance and health benefit plans, subject to their respective requirements, terms and conditions, and to receive certain other benefits, including a vehicle allowance.

Mr. Armstrong’s Employment Agreement contains a noncompetition section pursuant to which Mr. Armstrong generally is precluded from engaging in or being financially interested in any business operating in the states of Arizona, Florida or Illinois engaged in the construction or marketing of homes or the acquisition or development of property for residential purposes so long as Mr. Armstrong is receiving post-termination payments from the Company. Mr. Armstrong’s Employment Agreement also contains confidentiality provisions relating to the Company's confidential information.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement between the Company and Joel A. Armstrong, dated April 7, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: June 1, 2006	By:	BENJAMIN D. GOLDMAN
Benjamin D. Goldman
Vice Chairman